EXHIBIT 10.15
                                PRO SQUARED, INC.
                               BUSINESS CONSULTING

                                STATEMENT OF WORK

December  6,  2001

Mr.  Dale  Johnston
Altair  Strickland  West,  Inc.
Torrance,  California

Dear  Mr.  Johnston:

This Statement of Work, including any appendices, schedules, and/or attachments, documents the understanding between PRO SQUARED, INC.. ("PRO2") and Altair
Strickland West, Inc. ("AS West") with respect to certain services to be performed by PRO2 related to project management consulting services
("Services"). These Services shall be provided under the provisions of this Statement of Work and PRO2's Business Consulting Standard Business Terms which, together, describe our understanding with respect to the Services.

Project  Scope  and  Objectives
-------------------------------

Providing AS West with a Project Management Consultant to execute the planning and scheduling function on a turnaround project in Benecia, California.

This will include such other consulting and system design services as may be required by AS West.

Assist  AS  West  with  a  scope  definition  and  system  design.

Other process assistance as required by AS West and assistance in planning for implementation and maintenance of the system.

PRO2  Services  and  Responsibilities
-------------------------------------

PRO2 will provide consulting services from experienced subject matter experts on a best efforts basis to execute the services outlined above. There will be a weekly review with AS West to ensure services are continuing within scope, and to clarify any changes.

AS  West  Responsibilities  and  Project  Assumptions
-----------------------------------------------------

1.     AS  West  Responsibilities

In connection with PRO2's provision of the Services, AS West will perform the tasks, furnish the personnel, provide the resources, or undertake the responsibilities specified herein ("AS West Responsibilities").

To the extent that PRO2's deliverables include surveys, analyses, reports, evaluations, recommendations or other management consulting services, AS West shall be responsible for any implementation decisions and for any future action with respect to the matters addressed in the deliverables.


2.     Project  Assumptions

The services, fees and delivery schedule for this engagement are based upon the following assumptions, representation or information supplied by AS WEST ("Assumptions"). PRO will provide these services on a time and materials basis as defined below.

PRO 's delivery of the Services and the fees charged are dependent on (i) AS WEST's timely and effective completion of the AS WEST Responsibilities, (ii) the accuracy and completeness of the Assumptions, and (iii) timely decisions and approvals by AS WEST's management. AS WEST shall be responsible for any delays, additional costs, or other liabilities caused by or associated with any deficiencies in the AS WEST Responsibilities and Assumptions.

PRO is relying upon AS WEST's timely provision of specifications, project management practices and procedures, and reporting requirements. Because of the fast track nature of this assignment AS WEST failure to timely provide the required information, failure of AS WEST personnel to attend scheduled meetings, or failure to provide timely responses can impact PRO 's ability to perform. AS WEST acknowledges this responsibility to PRO .

Project  Approach,  Delivery  Schedule,  Staffing
-------------------------------------------------

1.     Project  Approach

PRO will apply its experience and best practices knowledge to the provision of the services quoted above.

2. Delivery Schedule: Will be as designated in AS West's task orders to PRO2

3     Staffing

The following individuals [team] may be assigned to the engagement. PRO may, from time to time, add or re-assign personnel

Peter  Ruiz  Jr.,  Senior  Planner  Scheduler

Fees  &  Expenses
-----------------

Our fees for the scope of services described in this Statement of Work will be based upon actual time and materials at our standard rates, plus out-of-pocket expenses. The standard rates to AS WEST for assignments will be as set out below.


Senior  Planner/Scheduler     $65.00  per  hour


Any other Assignments or tasks not designated above will be written into the task order and mutually agreed between AS West and PRO2.

Out-of-pocket expenses (including transportation, hotels, meals, etc.) will be included in the per diem billing which is established at $100.00 per day.
Invoices are due upon presentation. Should any invoice remain unpaid for more than 59 days, interest shall be paid at a rate of 1.5% per month (or other appropriate amount based on the applicable business environment). Any taxes arising as a result of this assignment will be PRO 's responsibility. Invoices will be presented weekly for AS West approval, and should be paid on a net 30 day basis.

We appreciate the opportunity to be of service to you and look forward to working with you on this challenging project. You can be assured that it will receive our close attention.

Very  truly  yours,

PRO2  ,  Inc.



By:  /s/ Craig Crawford
     __________________
     Craig  Crawford
     President



Acknowledged  and  Accepted:

AS  WEST

By:     ____________________________________

Title:     ____________________________________

Date:     ____________________________________

THE  PROJECT  GROUP  A  DBA  OF  PRO  SQUARED,  INC.
BUSINESS  CONSULTING
STANDARD  BUSINESS  TERMS


These Business Consulting Standard Business Terms ("Terms") shall govern the Services provided by PRO2, INC. ("PRO ") as set forth in the Statement of Work executed by AS WEST and PRO to which these Terms are attached. These Terms, together with the Statement of Work, constitute the entire understanding and agreement between AS WEST and PRO with respect to the Services described in the Statement of Work ("Agreement"), supersede all prior oral and written communications, and may be amended, modified or changed (including changes in scope or nature of the Services or fees) only in writing when signed by both parties. If there is a conflict between these Terms and the terms of any Statement of Work, these Terms shall govern.

------

SECTION  1.  FEES,  EXPENSES
----------------------------
AS WEST shall pay PRO the professional fees and the related expenses in accordance with the Statement of Work.

SECTION  2.  AS  WEST  RESPONSIBILITIES
---------------------------------------
As a prerequisite to PRO 's delivery of Services, AS WEST shall (i) fulfill the AS WEST Responsibilities and ensure that all Assumptions are accurate; (ii) provide PRO with reliable, accurate and complete information, as required;
(iii) make timely decisions and obtain required management approvals; and (iv) furnish PRO personnel with a suitable office environment and adequate resources and supplies, as needed.

SECTION  3.  CONFIDENTIALITY
----------------------------
With respect to information supplied in connection with this Agreement and designated by the disclosing party as confidential, the recipient agrees to: (i) protect the confidential information in a reasonable and appropriate manner or in accordance with applicable professional standards; (ii) use confidential information only to perform its obligations under this Agreement; and (iii) reproduce confidential information only as required to perform its obligations under this Agreement. This section shall not apply to information which is (i) publicly known, (ii) already known to the recipient; (iii) disclosed to a third party without restriction; (iv) independently developed; or (v) disclosed pursuant to legal requirement or order. Subject to the foregoing, PRO may disclose AS WEST's confidential information to its subcontractors and affiliates.

SECTION  4.  DELIVERABLES
-------------------------
AS WEST may, solely for its internal business purposes, use, copy, distribute internally, and modify the deliverables described under PRO Services and Responsibilities in the Statement of Work (the "Deliverables"). AS WEST shall not, without PRO 's prior written consent, disclose to a third party, publicly quote or make reference to the Deliverables. PRO shall retain all right, title and interest in and to: (i) the Deliverables, including but not limited to all patent, copyright, trademark and other intellectual property rights therein; and
(ii) all methodologies, processes, techniques, ideas, concepts, trade secrets and know-how embodied in the Deliverables or that PRO may develop or supply in connection with this Agreement (the "PRO Knowledge"). Subject to the confidentiality restrictions contained in Section 3, PRO may use the Deliverables and the PRO Knowledge for any purpose.

SECTION  5.  ACCEPTANCE
-----------------------
AS WEST shall accept Deliverables which conform to the requirements of the Statement of Work, or, where applicable, the acceptance test plan was successfully completed. AS WEST will promptly give PRO notification of any non-conformance of the Deliverables with such requirements ("Non-conformance"), and PRO shall have a reasonable period of time, based on the severity and complexity of the Non-conformance, to correct the Non-conformance. If AS WEST uses the Deliverable before acceptance, fails to promptly notify PRO of any Non-conformance, or unreasonably delays the beginning of acceptance testing, then the Deliverable shall be considered accepted by AS WEST.

SECTION  6.  WARRANTY
---------------------
(a) PRO warrants that the Services shall be performed with reasonable care in a diligent and competent manner. PRO 's sole obligation shall be to correct any non-conformance with this warranty, provided that AS WEST gives PRO written notice within thirty (30) days after the Services are performed or successful completion of the acceptance test plan, if applicable.
(b) PRO does not warrant and is not responsible for any third party products or services. AS WEST's sole and exclusive rights and remedies with respect to any third party products or services, are against the third party vendor and not against PRO .
(c) THIS SECTION 6 IS PRO 'S ONLY WARRANTY CONCERNING THE SERVICES AND ANY DELIVERABLE, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF
MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE.

SECTION  7.  SCOPE  OF  SERVICES
--------------------------------
(a) PRO shall have no obligation to identify or correct the failure of any computer system (including embedded systems) to function as originally intended with respect to data, calculations and other processing relating to dates before, on or following January 1, 2000 ("Year 2000 Problem"), or to provide any type of Year 2000 advice or services. PRO has no responsibility in connection with (i) any inaccuracy, delay or inability to perform the Services which results from any Year 2000 Problem, and (ii) AS WEST's computer processing effected by any Year 2000 Problem.
(b) PRO shall have no obligation to provide any advice or services, identify any issues, or prepare any system with respect to the Euro ("Euro Issues"). In addition, PRO has no responsibility for any inaccuracy, delay or inability to perform the Services which results from any Euro Issue.

SECTION  8.  RISK  ALLOCATION
-----------------------------
(a) PRO 's total liability relating to this Agreement shall in no event exceed the fees PRO receives hereunder for the portion of the work giving rise to liability, or include any special, consequential, incidental or exemplary damages or loss (nor any lost profits, savings or business opportunity).
(b) As PRO is performing the Services solely for the benefit of AS WEST, AS WEST will indemnify PRO , its affiliates and their partners, principals and personnel against all costs, fees, expense, damages and liabilities (including defense costs) associated with any third party claim, relating to or arising as a result of the Services, AS WEST's use of the Deliverables, or this Agreement.
(c) PRO will indemnify AS WEST against any damage or expense relating to bodily injury or death of any person or damage to real and/or tangible personal property incurred while PRO is performing the Services and to the extent caused by the negligent or willful acts or omissions of PRO 's personnel or agents in performing the Services.
(d) The provisions of this Section 8 are intended to apply in all circumstances, regardless of the grounds or nature of any claim asserted (including contract, statute, any form of negligence, whether of AS WEST, PRO , or others, tort, strict liability or otherwise) and whether or not PRO was advised of the possibility of the damage or loss asserted, to the extent not contrary to applicable law.
(e) Any action against PRO must be brought within eighteen (18) months after the cause of action arises.

SECTION  9.  PERSONNEL
----------------------
(a) While PRO shall attempt to comply with AS WEST's request for specific individuals, PRO shall be responsible for assigning and re-assigning its personnel, as appropriate, to perform the Services.
(b) During the term of this Agreement, and for a period of six (6) months following the expiration or termination thereof, neither party will actively solicit the employment of the personnel of the other party involved directly with providing Services hereunder.

SECTION  10.  TERMINATION
-------------------------
(a)  This Agreement may be terminated at any time (i) by the AS WEST upon thirty
(30) days written notice to PRO ; or (ii) by PRO in the event of a professional conflict upon ten (10) days written notice to AS WEST.
(b) This Agreement may be terminated by either party upon written notice in the event the other party fails to comply with the terms of this Agreement, and the failure continues for a period of thirty (30) days following receipt of written notice specifying the failure.
(c) AS WEST shall pay PRO for all Services rendered and expenses incurred as of the date of termination, and shall reimburse PRO for all reasonable costs associated with any termination.
(d) Except for matters related to confidentiality or intellectual property rights, the parties shall first attempt to resolve any dispute or alleged breach internally by escalating it through management and, prior to pursuing litigation, use a mutually acceptable alternative dispute resolution process.

SECTION  11.  GENERAL
---------------------
(a) Neither party shall use the other party's name without the written consent of the named party.
(b) Neither party shall be liable for any delays or failures in performance due to circumstances beyond its reasonable control.
(c) This Agreement may not be assigned or otherwise transferred without the prior express written consent of the other party. PRO may assign this Agreement to an affiliate of its international organization or use subcontractors to provide Services.
(d) Any notices given pursuant to this Agreement shall be in writing, delivered to the address set forth in the Statement of Work, and shall be considered given when received.
(e) No term of this Agreement shall be deemed waived, and no breach of this Agreement excused, unless the waiver or consent is in writing signed by the party granting such waiver or consent.
(f) If any term or provision of this Agreement is determined to be illegal or unenforceable, such term or provision shall be deemed stricken, and all other terms and provisions shall remain in full force and effect.
(g) This Agreement does not make either party an agent or legal representative of the other party, and does not create a partnership or joint venture. Both parties are independent contractors and principals for their own accounts.
(h) Sections 3 through 11 of these Terms shall survive the expiration or termination of this Agreement.
(i)     The  laws  of  the  State  of  Texas  shall  govern  this  Agreement.

SECTION  12.  ARBITRATION  AGREEMENT:
------------------------------------
All disputes, claims, and/or requests for specific contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this agreement shall be submitted for arbitration, solely. Demand shall be submitted for arbitration, solely. Demand shall be made to the American Arbitration Association and shall be conducted in Houston, Texas by a one-person arbitrator, unless the parties mutually agree otherwise. Arbitration shall be in accordance with the commercial rules of the American Arbitration Association. The Award of the Arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorney's fees arising out of such arbitration.